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                                                                    Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement dated March 10, 1999 pertaining to options granted to the Chief Executive Officer of National Record Mart, Inc. of our report dated June 5, 1998, with respect to the consolidated financial statements of National Record Mart, Inc. included in its Annual Report (Form 10-K) for the period ended March 28, 1998, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

                                                      ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 10, 1999